Exhibit 10.28

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this      day of             , 2005, by and between CBOT Holdings, Inc., a Delaware corporation (the “Company”), and                      (“Indemnitee”).

WHEREAS, Indemnitee now serves or will serve as a member of the Board of Directors or as an officer of, or in another similar position with, the Company; and

WHEREAS, the Company will derive substantial benefits from Indemnitee’s undertaking of the responsibilities of such position, and the protection afforded by this Agreement will enhance Indemnitee’s ability to discharge and carry out such responsibilities.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and Indemnitee’s service as a director or an officer of, or in another similar position with, the Company, the parties hereto agree as follows:

1. Indemnification.

(a) General. The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law (except as provided in Section 8 of this Agreement) if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part out of) any event or occurrence (i) related to the fact that Indemnitee is or was or may be deemed a director, officer, employee, controlling person, agent or fiduciary of the Company or any subsidiary of the Company, (ii) related to the fact that Indemnitee is or was or may be deemed to be serving at the request of the Company as a director, officer, employee, controlling person, trustee, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or (iii) by reason of any action or inaction on the part of Indemnitee while serving in any such capacity (hereinafter individually an “Indemnification Event” and collectively the “Indemnification Events”) from and against any and all expenses (including reasonable and documented attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel charges, postage and delivery services fees, and all other costs, expenses and obligations) incurred in connection with investigating, defending, being a witness in or participating in (including an appeal), or preparing to defend, be a witness in or participate in, any such Claim (collectively, hereinafter “Expenses”), losses, liabilities, judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval may not be unreasonably withheld) arising under or resulting from any such Claim and any federal, state, local or foreign taxes payable by Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement; provided that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b) Reviewing Party.

(i) Notwithstanding the foregoing, (A) the indemnification obligations of the Company under Section 1(a) shall be subject to the condition that it shall not have been determined in accordance with Section 1(b)(ii) below that Indemnitee would not be permitted to be indemnified under applicable law, and (B) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that if, when and to the extent that it is determined in accordance with Section 1(b)(ii) below that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expense Advance theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that he or she should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. However, the Company shall be entitled to set-off against any amounts owed to Indemnitee any Expense Advance reimbursement amount.

(ii) Subject to Section 1(e) below, the Reviewing Party shall determine whether or not the Indemnitee would be permitted to be indemnified under applicable law and any such determination shall be made in writing, specifying in reasonable detail the reasons therefore, and delivered to Indemnitee. The Reviewing Party shall be selected by the Company’s Board of Directors unless there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), in which case the Reviewing Party shall be the Independent Legal Counsel. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware or the State of Illinois having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

(c) Contribution. If the indemnification provided for in Section 1(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement of a Claim referred to therein, then the Company, in lieu of indemnifying Indemnitee thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by Indemnitee as a result of such Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement, as well as any other relevant equitable considerations. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the foregoing, no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(d) Survival Regardless of Investigation. The indemnification and contribution provided for in this Section 1 as well as the advancement of expenses provided for in Section 2(a) below will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

(e) Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Incumbent Board) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification, contribution and payments of Expenses under this Agreement or under the Company’s Amended and Restated Certificate of Incorporation (as may be amended from time to time, the “Certificate of Incorporation”) or Amended and Restated Bylaws (as may be amended from time to time, the “Bylaws”) as now or hereafter in effect, Independent Legal Counsel shall be selected on behalf of Indemnitee and all persons who are the beneficiaries of indemnification agreements similar to this Agreement from the Company by a committee consisting of those persons who were members of the Incumbent Board and who are no longer serving on the Company’s Board of Directors, and such selection shall be approved by the Company (which approval shall not be unreasonably withheld or delayed). Such Independent Legal Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to abide by such opinion and to pay the reasonable and documented fees of the Independent Legal Counsel and, to the extent necessary to secure the services of such Independent Legal Counsel, fully indemnify such counsel against any and all expenses (including reasonable and documented attorneys fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has not breached this Agreement and has been successful on the merits or otherwise in the defense of any Claim, or any issue or matter therein (as to which all rights of appeal therefrom have been exhausted or lapsed), Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

2. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. Subject to Sections 1(a), 1(b) and 8, the Company shall pay in advance of the final disposition of a Claim all Expenses that, by reason of Indemnitee’s indemnified capacity, were incurred by Indemnitee in connection with such Claim. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as reasonably practicable but in no event later than thirty (30) days after written demand by Indemnitee therefor to the Company, which demand shall be accompanied by vouchers, invoices or similar evidence documenting the Expenses incurred or to be incurred by Indemnitee.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall give the Company written notice as soon as reasonably practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement, provided that the failure or delay in giving such notice shall not affect Indemnitee’s right to indemnification or advancement of Expenses hereunder unless, and then only to the extent that, the Company is actually materially prejudiced thereby. Indemnitee agrees to cooperate fully with the Company in responding to any Claim, providing all required information and documents, and being available for testimony on each case as reasonably requested by the Company. The failure to cooperate with the Company will not relieve the Company from any liability for indemnification or advancement of Expenses which it may have to Indemnitee otherwise than under this Agreement unless, and then only to the extent that, the Company is actually materially prejudiced thereby.

(c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification hereunder and the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall use commercially reasonably efforts to provide prompt written notice of the commencement of such Claim to such insurers in accordance with the procedures set forth in each of such policies. The Company shall thereafter use commercially reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel reasonably approved by Indemnitee, upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, the approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ separate counsel in any such Claim at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) counsel for Indemnitee shall have provided the Company with written advice that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, retain or continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

3. Scope; Nonexclusivity.

(a) Scope. In the event of any change or amendment after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, the parties hereto agree that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change or amendment. In the event of any change or amendment in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, such change or amendment, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed to be exclusive of any rights to which Indemnitee may otherwise be entitled under the Company’s Certificate of Incorporation, Bylaws, any other agreement to which the Company is a party, any vote of the Company’s stockholders or disinterested directors or the laws of the State of Delaware. No amendment, alteration or repeal of this Agreement or of any provision hereof shall be effective as to Indemnitee with respect to any action taken or not taken by Indemnitee in such person’s indemnified capacity prior to such amendment, alteration or repeal. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken by Indemnitee while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any Claim.

4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under the terms of any insurance policy, any other agreement, the Company’s Certificate of Incorporation or Bylaws, or otherwise) of the amounts otherwise indemnifiable hereunder.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or any portion of Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement of a Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for that portion to which Indemnitee is entitled. If it is determined that Indemnitee has not met the applicable standard of care as to one or more but less than all Claims, or issues or matters in any Claim, the Company shall indemnify Indemnitee against all Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement of a Claim actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each such Claim, issue or matter with respect to which Indemnitee has met the applicable standard of care.

6. Mutual Acknowledgment. The Company and Indemnitee acknowledge that, in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise.

7. Liability Insurance. The Company shall use commercially reasonable efforts to continue to maintain directors’ and officers’ liability insurance policies for the benefit of Indemnitee having liability coverage amounts commensurate with directors’ and officers’ liability insurance policies maintained by other similarly situated companies. To the extent the Company maintains liability insurance applicable to directors and officers of the Company or any other enterprise which such persons serve at the request of the Company, Indemnitee shall be covered by such policies in accordance with its or their terms to the maximum extent of the coverage available for any other such director or officer under such policy or policies.

8. Exceptions. Notwithstanding any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnification Events, (ii) if the Company’s Board of Directors has approved the initiation or bringing of such action or proceeding, or (iii) as otherwise required under Delaware statute or law, regardless of whether (in the case of each of clauses (i), (ii), and (iii) Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

(b) Improper Personal Benefit. To indemnify Indemnitee against Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement of a Claim for any transaction from which Indemnitee, or any affiliate of Indemnitee, derived an improper personal benefit, including, but not limited to, self-dealing or usurpation of a corporate opportunity;

(c) Claims Under Section 16(b). To indemnify Indemnitee for an accounting of profits arising from the purchase and sale of securities by Indemnitee in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar successor statute; or

(d) Unlawful Indemnification. To indemnify Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

9. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(b) For purposes of this Agreement a “Change in Control” means:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding shares of Class A common stock of the Company (the “Voting Securities”) or (B) the combined voting power of the then-outstanding Series B-1 Memberships and Series B-2 Memberships in Board of Trade of the City of Chicago, Inc., a Delaware non-stock corporation; providing that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; and (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates;

(ii) Individuals who, as of the date of this Agreement, constitute the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Company’s Board of Directors;

(iii) Consummation of a merger or consolidated involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, either (A) more than 50% of the outstanding Voting Securities immediately following the consummation of the Business Combination or (B) in the event the Business Combination results in another corporation (“New Parent Corporation”) owning the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries, more than 50% of the outstanding voting securities of the New Parent Corporation entitled to vote generally in the election of the New Parent Corporation’s directors; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c) For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(e) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(d) For purposes of this Agreement, a “Reviewing Party” shall mean (i) any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification or (ii) Independent Legal Counsel.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

11. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective assigns, successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

12. Notice. All notices and other communications required or permitted under this Agreement shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) three (3) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one (1) business day after the delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed, if to Indemnitee, at Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement, and, if to the Company, at the address of its principal corporate offices (attention: Executive Vice President and General Counsel), or at such other address as such party may designate by written notice to the other parties hereto.

13. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction and venue of the courts of the States of Delaware and Illinois for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the States of Delaware and Illinois.

14. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the extent manifested by the provision held invalid, illegal or unenforceable.

15. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

16. Injunctive Relief. The parties hereto agree that Indemnitee may enforce this Agreement by seeking specific performance hereof, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled.

17. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

18. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CBOT HOLDINGS, INC.

By:
Name:
Title:

Address:

141 West Jackson Boulevard
Chicago, Illinois 60604
Facsimile: (312)

INDEMNITEE:

Name:
Address:

Facsimile: